Christopher J. Zinski
   Direct Dial: (312) 258-5548
                                                                EXHIBIT 5
                                                                ---------

                                      June 24, 1997


   Board of Directors
   Midwest Federal Financial Corp.
   1159 Eighth Street
   Baraboo, Wisconsin   53913-0450

   Re: Midwest Federal Financial Corp. -- Registration of 160,000 Shares of Common Stock, Par Value $0.01 Per Share, on Form S-8
        --------------------------------------------------------------
   Gentlemen:

             We have acted as special counsel to Midwest Federal Financial Corp., a Wisconsin corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of 160,000 shares of Common Stock of the Company, par value $0.01 per share (the "Shares"), pursuant to the Midwest Federal Financial Corp. 1997 Nonqualified Stock Option Plan (the "Plan"), as more fully described in the Registration Statement.

             In this connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for purposes of this opinion.

             Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and payment therefor in the manner and upon the terms contemplated in the Registration Statement and the Plan, will be legally issued, fully paid and nonassessable (except with respect to assessability in connection with certain debts of the Company owing to employees for services performed for the Company, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law).

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By: /s/ Christopher J. Zinski
                                           ------------------------
                                           Christopher J. Zinski

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